UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 1, 2013

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2013, Bank of Hawaii Corporation (the “Company”) and Bank of Hawaii (the “Bank”) entered into an Amended and Restated Retention Agreement with Kent T. Lucien, Vice Chairman and Chief Financial Officer of the Company and the Bank (the “ARRA”). The ARRA amends, restates and concludes that certain Retention Agreement dated June 25, 2010 as amended on January 20, 2012 between Mr. Lucien, the Company and the Bank (collectively the “Retention Agreement”). The ARRA provides, among other things, for Mr. Lucien's continuing employment with the Company beyond the Retention Date and for payment of the retention benefit under the Retention Agreement to Mr. Lucien on August 15, 2014, subject to the satisfaction of certain performance conditions.  A copy of the ARRA is attached as Exhibit 10.1 and incorporated herein by reference.

On July 1, 2013, Bank of Hawaii Corporation (the “Company”) and Bank of Hawaii (the “Bank”) entered into an Amended and Restated Retention Agreement with Wayne Y. Hamano, Vice Chairman and Chief Lending Officer of the Company and the Bank (the “ARRA”). The ARRA amends, restates and concludes that certain Retention Agreement dated June 25, 2010 as amended on April 25, 2011 and July 20, 2012 between Mr. Hamano, the Company and the Bank (collectively the “Retention Agreement”). The ARRA provides, among other things, for Mr. Hamano's continuing employment with the Company beyond the Retention Date and for payment of the retention benefit under the Retention Agreement to Mr. Hamano on August 15, 2014, subject to the satisfaction of certain performance conditions.  A copy of the ARRA is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.

10.1    Amended and Restated Retention Agreement with Kent T. Lucien
10.2    Amended and Restated Retention Agreement with Wayne Y. Hamano

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary